CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-140895 on Form N-1A of our report dated September 25, 2009, relating to the financial statements and financial highlights of First Trust Exchange-Traded AlphaDEX(R) Fund, comprised of the First Trust Consumer Discretionary AlphaDEX(R) Fund, First Trust Consumer Staples AlphaDEX(R) Fund, First Trust Energy AlphaDEX(R) Fund, First Trust Financials AlphaDEX(R) Fund, First Trust Health Care AlphaDEX(R) Fund, First Trust Industrials/Producer Durables AlphaDEX(R) Fund, First Trust Materials AlphaDEX(R) Fund, First Trust Technology AlphaDEX(R) Fund, First Trust Utilities AlphaDEX(R) Fund, First Trust Large Cap Core AlphaDEX(R) Fund, First Trust Mid Cap Core AlphaDEX(R) Fund, First Trust Small Cap Core AlphaDEX(R) Fund, First Trust Large Cap Value Opportunities AlphaDEX(R) Fund, First Trust Large Cap Growth Opportunities AlphaDEX(R) Fund, First Trust Multi Cap Value AlphaDEX(R) Fund, and First Trust Multi Cap Growth AlphaDEX(R) Fund, appearing in the Annual Report on Form N-CSR for the year or period ended July 31, 2009 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 24, 2009